Exhibit 2.1

AMENDMENT NO. 2 TO MERGER AND CONTRIBUTION AGREEMENT

This AMENDMENT NO. 2 TO Merger and Contribution Agreement, dated as of November 2, 2018 (this “Amendment”), is made and entered into by and among Matlin & Partners Acquisition Corporation, a Delaware corporation (“Parent”), MPAC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), USWS Holdings LLC, a Delaware limited liability company (the “Company”), and the Blocker Companies. Each capitalized term used and not otherwise defined in this Amendment has the meaning given to such term in the Merger and Contribution Agreement (as defined below).

WHEREAS, Parent, Merger Sub, the Company, the Blocker Companies and, solely for purposes described therein, the Seller Representative are parties to that certain Merger and Contribution Agreement, dated as of July 13, 2018 (as amended by Amendment No. 1 thereto dated as of August 9, 2018, the “Merger and Contribution Agreement”);

WHEREAS, pursuant to Section 11.6 of the Merger and Contribution Agreement, the Merger and Contribution Agreement may be amended by a written instrument duly executed by each of Parent, Merger Sub, the Company and the Blocker Companies; and

WHEREAS, Parent, Merger Sub, the Company and the Blocker Companies desire to amend the Merger and Contribution Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Amendments to Merger and Contribution Agreement. The Merger and Contribution Agreement is hereby amended as set forth below in this Section 1.

(a)           Removal of Blocker Company as a Party. Southpaw Credit Opportunity Partners LP (“Southpaw LP”) hereby consents to be, and hereby is, removed as a party to the Merger and Contribution Agreement as a Blocker Company. Accordingly:

(i)            the definition of “Blocker Company” in Section 1.1 of the Merger and Contribution Agreement is hereby amended to delete the reference to Southpaw LP therein;

(ii)           all references to Southpaw LP in Schedules 3.1, 3.4 and 3.5 to the Merger and Contribution Agreement are hereby deleted; and

(iii)          from and after the date of this Amendment, references to “Party” or “Parties” in the Merger and Contribution Agreement shall not include Southpaw LP, and Southpaw LP shall have no rights or obligations under the Merger and Contribution Agreement; provided, however, that the foregoing shall not affect the right of Southpaw LP, as a Non-Blocker Company Member, to (A) receive its Individual Company Merger Consideration or (B) become a party to the A&R Registration Rights Agreement and the A&R Company LLC Agreement, in each case, in accordance with the terms and subject to the conditions set forth in the Merger and Contribution Agreement.

(b)          Amendments to Section 1.1. In addition to the amendment set forth in clause (i) of Section 1(a) of this Amendment, Section 1.1 of the Merger and Contribution Agreement is hereby amended as follows:

(i)            The definition of “Available Funds” is amended and restated to read in its entirety as follows:

““Available Funds” means (a) the Cash in the Trust Account on the Closing Date as of immediately prior to the Closing plus (b) the net Cash proceeds to Parent of the PIPE Transactions plus (c) the aggregate amount of Stock Transaction Expenses payable in accordance with Section 2.7(c) and Section 2.7(d) (excluding the portion of the Change in Control CEO Bonus Amount constituting a Stock Transaction Expense) plus (d) the Stock Debt Repayment Amount minus (e) the amounts to be paid to all holders of shares of Parent Class A Common Stock that timely exercise and do not waive their Parent Stockholder Redemption Right in respect of the Transactions; provided, however, that, solely for the purposes of Section 2.5 and Section 2.7, “Available Funds” shall exclude the amounts described in the foregoing clauses (c) and (d).”

(ii)           The definition of “Parent Sponsor Agreement” is amended to add the following immediately prior to the period at the end of such definition:

“, as amended by Amendment No. 1 thereto dated as of November 2, 2018”

(iii)          The following definitions are added in alphabetical order:

““Credit Agreement Consent” means the Consent to Amended and Restated Senior Secured Credit Agreement dated as of November 2, 2018 by and among USWS, the Company, the Lenders party thereto and U.S. Bank National Association, as administrative agent and collateral agent, related to the Credit Agreement.”

““Stock Debt Repayment Amount” means between $13,000,000 and $13,150,000 principal amount of the Terms Loans under (and as defined in) the Credit Agreement to be repaid on the Closing Date in shares of Parent Class A Common Stock, on the basis of one share of Parent Class A Common Stock for each $10.00 of such principal amount, pursuant to and in accordance with the terms of the Credit Agreement Consent.”

(c)           Amendment to Section 2.5. Section 2.5 of the Merger and Contribution Agreement is hereby amended to add the following immediately after the phrase “to be used for” in clause (c) of such section:

“(i) the repayment of the Stock Debt Repayment Amount pursuant to Section 2.7(b) and Section 2.7(d) and (ii)”

(d)           Amendment to Section 2.7(b). Section 2.7(b) of the Merger and Contribution Agreement is hereby amended to add the following immediately prior to the period at the end of such section:

2

“; provided, however, that the Stock Debt Repayment Amount shall not be repaid by USWS pursuant to this Section 2.7(b) and instead shall be payable as provided in Section 2.7(d)”

(e)           Amendment to Section 2.7(d). Section 2.7(d) of the Merger and Contribution Agreement is hereby amended and restated to read in its entirety as follows:

“(d)            Parent shall (i) pay all Parent Transaction Expenses that are payable at Closing and (ii) in the case of any Stock Transaction Expenses that are payable at Closing and the Stock Debt Repayment Amount, Parent shall (A) issue shares of Parent Class A Common Stock in an amount equal to (I) the dollar amount of such Stock Transaction Expenses and the Stock Debt Repayment Amount divided by (II) $10.00, (B) contribute such shares of Parent Class A Common Stock to Merger Sub as part of the Parent Contribution as provided in Section 2.5, and (C) after the Company Merger Effective Time, cause the Company to transfer such shares of Parent Class A Common Stock in payment and satisfaction of such Stock Transaction Expenses and the Stock Debt Repayment Amount. The Parties acknowledge and agree that, for U.S. federal Income Tax purposes, (x) the deemed contribution of such shares of Parent Class A Common Stock to be used for the payment and satisfaction of Stock Transaction Expenses and the Stock Debt Repayment Amount to the Company in exchange for Common Units shall be treated as a contribution to a partnership described in Section 721 of the Code, and (y) the payment and satisfaction of Stock Transaction Expenses and the Stock Debt Repayment Amount by the Company with shares of Parent Class A Common Stock shall be subject to Section 1032(a) of the Code.”

(f)            Replacement of Exhibit C. The Merger and Contribution Agreement is hereby amended by deleting the form of A&R Registration Rights Agreement attached as Exhibit C to the Merger and Contribution Agreement and replacing it in its entirety with the form of A&R Registration Rights Agreement attached to this Amendment as Exhibit C, for the purposes of including the Parent Class A Common Stock issuable in respect of the Stock Transaction Expenses and the Stock Debt Repayment Amount pursuant to Section 2.7(d) of the Merger and Contribution Agreement, as amended by this Amendment, under such A&R Registration Rights Agreement consistent with the terms of Exhibit C attached hereto. All references in the Merger and Contribution Agreement to “Exhibit C” shall hereafter be deemed to refer to Exhibit C to this Amendment.

Section 2.              Ratification of Merger and Contribution Agreement; References. Except as expressly amended by this Amendment, all of the terms, conditions and other provisions of the Merger and Contribution Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Merger and Contribution Agreement, and any reference to the Merger and Contribution Agreement in any such instrument or document shall be deemed to refer to the Merger and Contribution Agreement as amended by this Amendment.

3

Section 3.              Consent with Respect to Credit Agreement Consent. Parent and Merger Sub hereby consent, for purposes of Section 6.3(a) and Section 6.3(b) of the Merger and Contribution Agreement, to the execution and delivery by USWS and the Company of the Credit Agreement Consent.

Section 4.              Miscellaneous. All relevant provisions of Article XI of the Merger and Contribution Agreement shall apply to this Amendment to the same extent as if set forth herein, mutatis mutandis.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized representatives of each of the parties hereto as of the date first written above.

Parent:

MATLIN & PARTNERS ACQUISITION CORPORATION

By:	/s/ David J. Matlin
Name:	David J. Matlin
Title:	Chief Executive Officer

Merger Sub:

MPAC MERGER SUB LLC

By:	Matlin & Partners Acquisition Corporation, its sole member

By:	/s/ David J. Matlin
Name:	David J. Matlin
Title:	Chief Executive Officer

Company:

USWS HOLDINGS LLC

By:	/s/ Joel Broussard
Name:	Joel Broussard
Title:	President and CEO

Signature Page to Amendment No. 2 to Merger and Contribution Agreement

Blocker Companies:

Guggenheim Private Debt Master Fund Investco II, LLC

BY: GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT LLC, AS MANAGER

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

AURORA STRATEGIC LLC

By:	/s/ Douglas W. Ambrose
Name:	Douglas W. Ambrose
Title:	President

SOUTHPAW CREDIT OPPORTUNITY PARTNERS LP

BY: SOUTHPAW GP LLC, GENERAL PARTNER

By:	/s/ Howard Golden
Name:	Howard Golden
Title:	Managing Member

DL V USWS LLC

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Authorized Signatory

SOUTHPAW MCENROE LLC

BY: SOUTHPAW ASSET MANAGEMENT LP, AS ITS MANAGER

By:	/s/ Howard Golden
Name:	Howard Golden
Title:	Management Member of the General Partner of the Manager of Southpaw McEnroe LLC

Signature Page to Amendment No. 2 to Merger and Contribution Agreement

REEF ROAD SERIES C BLOCKER, LLC

By:	/s/ Jeff Nusbaum
Name:	Jeff Nusbaum
Title:	Authorized Signatory

GCM USW HOLDINGS 2, LLC

By:	/s/ Linda P. Mui
Name:	Linda P. Mui
Title:	Authorized Signatory

TRESTLES HOLDINGS LLC

BY: GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT LLC, AS MANAGER

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

Signature Page to Amendment No. 2 to Merger and Contribution Agreement

Exhibit C

Form of A&R Registration Rights Agreement

[Attached]

Form of A&R Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2018, is made and entered into by and among U.S. Well Services, Inc., a Delaware corporation (formerly Matlin & Partners Acquisition Corporation) (the “Company”), the Initial Holders and each Person who becomes a party to this Agreement as a Holder after the date of this Agreement pursuant to Section 5.03. This agreement amends, restates and replaces in its entirety that certain Registration Rights Agreement, dated March 9, 2017 (the “Original Agreement”), by and among the Company and the holders named on the signature pages thereto (the “Initial Investors”). Capitalized terms used in this Agreement have the meanings given to them in Section 1.01.

RECITALS

WHEREAS, in connection with the Company’s initial public offering (the “IPO”), the Company and the Initial Investors entered into the Original Agreement;

WHEREAS, prior to the Closing, the Initial Investors own shares of Class F Common Stock acquired by them prior to the IPO, and, in connection with the Closing, such shares of Class F Common Stock, other than those being canceled in connection with the Closing pursuant to the Parent Sponsor Agreement, are being converted automatically, on a one-for-one basis, into shares of Class A Common Stock (the “Initial Investor Class A Shares”) pursuant to the terms of the Company’s amended and restated certificate of incorporation;

WHEREAS, the Initial Investors purchased, in a private placement that was completed simultaneously with the consummation of the IPO, an aggregate of 15,500,000 warrants (the “Private Placement Warrants”), issued pursuant to that certain Warrant Agreement, dated as of March 9, 2017 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer and Trust Company, each exercisable for one-half of one share of Class A Common Stock (subject to adjustment as provided in the Warrant Agreement);

WHEREAS, this Agreement is being entered into pursuant to, and in connection with the Closing under, that certain Merger and Contribution Agreement, dated as of July 13, 2018 (as amended, the “Merger and Contribution Agreement”), by and among the Company, MPAC Merger Sub LLC, USWS Holdings LLC, a Delaware limited liability company (“USWS”), each of the Blocker Companies (as defined therein) and, solely for the purposes specified therein, the Seller Representative (as defined therein);

WHEREAS, pursuant to the terms of the Merger and Contribution Agreement and in connection with the Closing, on the date of this Agreement: (i) the Company is issuing to the Initial Class A Holders an aggregate of [●] shares of Class A Common Stock (together with any additional shares of Class A Common Stock issued to the Initial Class A Holders after the date hereof pursuant to Section 2.1(d) of the Merger and Contribution Agreement, the “Blocker Merger Class A Shares”), (ii) the Company is issuing to the Initial Unit Holders an aggregate of [●] shares of Class B Common Stock (together with any additional shares of Class B Common Stock issued to the Initial Unit Holders after the date hereof pursuant to Section 2.1(d) of the Merger and Contribution Agreement, the “Company Merger Class B Shares”), and (iii) USWS is issuing to the Initial Unit Holders an aggregate of [●] Common Units (together with any additional Common Units issued to the Initial Unit Holders after the date hereof pursuant to Section 2.1(d) of the Merger and Contribution Agreement, the “Company Merger Units”);

WHEREAS, each Common Unit, together with one share of Class B Common Stock, will be exchangeable by the holder thereof for one share of Class A Common Stock pursuant to and in accordance with the terms of the LLC Agreement;

WHEREAS, pursuant to the terms of the Crestview Subscription Agreement and in connection with the Closing: (i) the Company is issuing to the Initial Crestview Holders an aggregate of [●] shares of Class A Common Stock (the “Crestview Class A Shares”), and (ii) the Initial Investors are transferring to the Initial Crestview Holders an aggregate of 7,250,000 Private Placement Warrants (the “Crestview Private Placement Warrants”);

WHEREAS, pursuant to the terms of the Merger and Contribution Agreement and the Employment Agreement dated as of July 13, 2018 by and between the Company and Joel Broussard (“Broussard”) and in connection with the Closing, the Company is issuing to Broussard 650,000 shares of Class A Common Stock (the “CEO Bonus Class A Shares”);

WHEREAS, pursuant to the terms of the Merger and Contribution Agreement and the Credit Agreement Consent and in connection with the Closing, the Company is issuing to the Initial Lender Holders an aggregate of [●] shares of Class A Common Stock (the “Lender Class A Shares”);

WHEREAS, pursuant to the terms of the Merger and Contribution Agreement and the Engagement Letter and in connection with the Closing, the Company is issuing to [Piper Jaffray & Co.] (“Piper Jaffrey”) [●] shares of Class A Common Stock (the “Piper Class A Shares”);

WHEREAS, the Initial Holders and the Company desire to amend and restate, in its entirety, the Original Agreement to provide certain registration rights under the Securities Act to the Holders with respect to any Registrable Securities that any such Holders may hold from time to time; and

WHEREAS, pursuant to Section 5.5 of the Original Agreement, the Original Agreement may be amended upon the written consent of the Company and the requisite holders specified therein (which the Initial Investors represent), and such written consent is given by the execution and delivery of this Agreement by the Company and the Initial Investors.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means (a) as to any Person other than a natural person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person and (b) as to any natural person, (i) any Relative of such Person, (ii) any trust whose primary beneficiaries are one or more of such Person and such Person’s Relatives, (iii) the legal representative or guardian of such Person or any of such Person’s Relatives if one has been appointed and (iv) any other Person controlled by one or more of such Person and any Person referred to in clauses (i), (ii) or (iii) above. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the avoidance of doubt, for purposes of this Agreement, (a) (i) the Company, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates and (ii) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Holder or any of its Affiliates, shall be considered an Affiliate of such Holder and (b) with respect to any fund, entity or account managed, advised or sub-advised directly or indirectly, by any Holder or any of its Affiliates, the direct or indirect equity owners thereof, including limited partners of any Holder or any Affiliate thereof, shall be considered an Affiliate of such Holder.

“Agreement” has the meaning given to such term in the introductory paragraph of this Agreement.

“Blocker Merger Class A Shares” has the meaning given to such term in the Recitals.

“Blocker Merger Consideration” has the meaning given to such term in the Merger and Contribution Agreement.

“Broussard” has the meaning given to such term in the Recitals.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which banks in Houston, Texas are authorized or obligated to close.

“CEO Bonus Class A Shares” has the meaning given to such term in the Recitals.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

“Class F Common Stock” means the Class F Common Stock, par value $0.0001 per share, of the Company.

“Closing” has the meaning given to such term in the Merger and Contribution Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Units” has the meaning given to such term in the LLC Agreement.

“Company” has the meaning given to such term in the introductory paragraph of this Agreement.

“Company Merger Class B Shares” has the meaning given to such term in the Recitals.

“Company Merger Consideration” has the meaning given to such term in the Merger and Contribution Agreement.

“Company Merger Units” has the meaning given to such term in the Recitals.

“Company Securities” means, with respect to any Underwritten Offering, any shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) proposed to be included in such Underwritten Offering by the Company to be sold for the Company’s own account.

“Credit Agreement Consent” has the meaning given to such term in the Merger and Contribution Agreement.

“Crestview Class A Shares” has the meaning given to such term in the Recitals.

“Crestview Holders” means the Initial Crestview Holders and any Holders to whom the rights of registration and other rights granted to the Initial Crestview Holders under this Agreement are transferred pursuant to Section 5.03, including successive transferees of such rights pursuant to Section 5.03.

“Crestview Private Placement Warrants” has the meaning given to such term in the Recitals.

“Crestview Registrable Securities” means (i) the Crestview Class A Shares, (ii) the Crestview Private Placement Warrants and (iii) the shares of Class A Common Stock issuable upon exercise of the Crestview Private Placement Warrants.

“Crestview Subscription Agreement” means that certain Subscription Agreement, dated as of July 13, 2018, by and among the Company, the Initial Investors, the Initial Crestview Holders, Crestview Partners III (TE), L.P., a Cayman Islands exempt limited partnership, and Crestview Partners III Co-Investors, L.P., a Cayman Islands exempt limited partnership.

“Engagement Letter” has the meaning given to such term in the Merger and Contribution Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exchange Class A Shares” means the shares of Class A Common Stock issuable upon the exchange of Company Merger Units and Company Merger Class B Shares pursuant to the LLC Agreement.

“Former USWS Owner” means each of the Initial Class A Holders and Initial Unit Holders.

“Former USWS Owner Holders” means the Former USWS Holders and any Holders to whom the rights of registration and other rights granted to the Former USWS Owners under this Agreement are transferred pursuant to Section 5.03, including successive transferees of such rights pursuant to Section 5.03.

“Former USWS Owner Registrable Securities” means (i) the Blocker Merger Class A Shares and (ii) the Exchange Class A Shares.

“Holder” means each record holder of Registrable Securities; provided, that, for purposes of this definition and all other references in this Agreement to holding or owning Registrable Securities, (i) a record holder of Company Merger Units and Company Merger Class B Shares shall be deemed to be the record holder of the Registrable Securities issuable upon exchange of such Company Merger Units and Company Merger Class B Shares pursuant to the LLC Agreement and (ii) a record holder of Private Placement Warrants (including, for the avoidance of doubt, Crestview Private Placement Warrants) shall be deemed to be the record holder of the Registrable Securities issuable upon exercise of such Private Placement Warrants.

“Indemnified Party” has the meaning given to such term in Section 3.03.

“Indemnifying Party” has the meaning given to such term in Section 3.03.

“Initial Class A Holders” means the Persons entitled to receive the Blocker Merger Consideration pursuant to the Merger and Contribution Agreement.

“Initial Crestview Holders” means the Persons to whom the Crestview Class A Shares are issued or to whom the Crestview Private Placement Warrants are transferred in connection with the Closing pursuant to the Crestview Subscription Agreement.

“Initial Holders” means the Initial Class A Holders, the Initial Unit Holders, the Initial Investors, the Initial Crestview Holders, Broussard, the Initial Lender Holders and Piper Jaffray.

“Initial Investor Class A Shares” has the meaning given to such term in the Recitals.

“Initial Investor Holders” means the Initial Investors and any Holders to whom the rights of registration and other rights granted to the Initial Investors under this Agreement are transferred pursuant to Section 5.03, including successive transferees of such rights pursuant to Section 5.03.

“Initial Investor Private Placement Warrants” means the Private Placement Warrants other than the Crestview Private Placement Warrants.

“Initial Investor Registrable Securities” means (i) the Initial Investor Class A Shares, (ii) the Initial Investor Private Placement Warrants and (iii) the shares of Class A Common Stock issuable upon exercise of the Initial Investor Private Placement Warrants.

“Initial Investors” has the meaning given to such term in the introductory paragraph.

“Initial Lender Holders” means the Persons entitled to receive the Lender Class A Shares pursuant to the Credit Agreement Consent.

“Initial Unit Holders” means the Persons entitled to receive the Company Merger Consideration pursuant to the Merger and Contribution Agreement.

“IPO” has the meaning given to such term in the Recitals.

“Lender Class A Shares” has the meaning given to such term in the Recitals.

“Lender Holders” means the Initial Lender Holders and any Holders to whom the rights of registration and other rights granted to the Initial Lender Holders under this Agreement are transferred pursuant to Section 5.03, including successive transferees of such rights pursuant to Section 5.03.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of USWS dated as of the date of this Agreement.

“Lock-Up Expiration Date” means the first anniversary of the date of this Agreement.

“Lock-Up Restrictions” has the meaning given to such term in Section 5.01(a).

“Losses” has the meaning set forth in Section 3.01.

“Majority Holders” means, at any time, the Holder or Holders of more than 50% of the Registrable Securities at such time.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Maximum Number of Securities” means, with respect to any Underwritten Offering, the maximum number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that can be sold in such Underwritten Offering without materially adversely affecting the offering price, timing or the probability of success of such Underwritten Offering, as advised by the Managing Underwriter for such Underwritten Offering pursuant to Section 2.02(c) or Section 2.04(c), as applicable.

“Merger and Contribution Agreement” has the meaning given to such term in the Recitals.

“Minimum Number of Registrable Securities” means (i) solely with respect to a Shelf Underwritten Offering Request made prior to the one-year anniversary of the date of this Agreement, 1 Registrable Security and (ii) in all other cases, 500,000 Registrable Securities; provided, however, that in each case such numbers of Registrable Securities shall be appropriately adjusted in connection with any event described in Section 6.05.

“Opt-Out Notice” has the meaning given to such term in Section 2.04(b).

“Original Agreement” has the meaning given to such term in the introductory paragraph.

“Other Securities” means, with respect to any Underwritten Offering, any shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) requested to be included in such Underwritten Offering by any Person (other than a Holder) having contractual registration rights with respect to such Underwritten Offering.

“Parent Sponsor Agreement” has the meaning given to such term in the Merger and Contribution Agreement.

“Permitted Transferee” means, with respect to any Holder, any Affiliate of such Holder, in each case provided that such Transferee has delivered to the Company a duly executed Adoption Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggybacking Holder” has the meaning set forth in Section 2.04(a).

“Piggyback Underwritten Offering” has the meaning set forth in Section 2.04(a).

“Piper Class A Shares” has the meaning given to such term in the Recitals.

“Piper Jaffray” has the meaning given to such term in the Recitals.

“Private Placement Warrants” has the meaning given to such term in the Recitals.

“Registrable Securities” means (a) the Former USWS Owner Registrable Securities, (b) the Initial Investor Registrable Securities, (c) the Crestview Registrable Securities, (d) the CEO Bonus Class A Shares, (e) the Lender Class A Shares, (f) the Piper Class A Shares and (g) any other equity security issued or issuable (including upon exercise of Private Placement Warrants) with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that a Registrable Security shall cease to be a Registrable Security when: (i) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (ii) such Registrable Security (or the Company Merger Unit and Company Merger Class B Share exchangeable for such Registrable Security) is disposed of under Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security (or such Company Merger Unit and Company Merger Class B Share) restricting transfer of such Registrable Security (or such Company Merger Unit and Company Merger Class B Share) has been removed, or (iii) such Registrable Security (or Company Merger Unit and Company Merger Class B Share exchangeable for such Registrable Security) has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 5.03; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of a security that has ceased to be a Registrable Security shall not be a Registrable Security.

“Registration Expenses” means all expenses incurred by the Company in complying with Article II, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., and fees of transfer agents and registrars, but excluding any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Relative” means, with respect to any natural person: (a) such Person’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling of such Person or any lineal descendant of any such sibling (in each case whether by blood or legal adoption), and (c) the spouse of a Person described in clause (b) of this definition.

“Requesting Holders” has the meaning set forth in Section 2.02(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time from time to time.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, (c) costs or expenses related to any roadshows conducted in connection with the marketing of any Shelf Underwritten Offering, and (d) fees and expenses of counsel engaged by any Holders (subject to Article III).

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shelf Piggybacking Holder” has the meaning given to such term in Section 2.02(b).

“Shelf Registration Statement” has the meaning given to such term in Section 2.01(a).

“Shelf Underwritten Offering” has the meaning given to such term in Section 2.02(a).

“Shelf Underwritten Offering Request” has the meaning given to such term in Section 2.02(a).

“Suspension Period” has the meaning given to such term in Section 2.03.

“Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means an offering (including an offering pursuant to the Shelf Registration Statement) in which shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

“USWS” has the meaning given to such term in the Recitals.

Article II.
REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a)           As soon as practicable after, but in any event within 30 days after, the date of this Agreement, the Company shall file a Registration Statement (such Registration Statement and any other Registration Statement contemplated by Section 2.01(b) or Section 2.01(c), the “Shelf Registration Statement”) under the Securities Act to permit the public resale of all the Registrable Securities by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof. The Company shall notify the Holders of the effectiveness of the Shelf Registration Statement promptly after it becomes effective.

(b)          The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not available, on such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities; provided, however, that if the Company has filed the Shelf Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, the Company shall (i) file a post-effective amendment to the Shelf Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or (ii) withdraw the Shelf Registration Statement on Form S-1 and file a subsequent Shelf Registration Statement on Form S-3 or any equivalent or successor form. The Shelf Registration Statement shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the date the Shelf Registration Statement becomes effective and shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available to the Holders and requested by the Majority Holders.

(c)          The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement is available, for the resale of all the Registrable Securities by the Holders until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders) pursuant to Section 6.01.

(d)          When effective, the Shelf Registration Statement (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).

Section 2.02 Shelf Underwritten Offerings.

(a)           In the event that any Holder or group of Holders elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $25 million from such Underwritten Offering, the Company shall, at the request (a “Shelf Underwritten Offering Request”) of such Holder or Holders (in such capacity, the “Requesting Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected pursuant to Section 2.02(d) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Requesting Holders in order to expedite or facilitate the disposition, subject to Section 2.02(c), of such Registrable Securities and the Registrable Securities requested to be included by any Shelf Piggybacking Holder (a “Shelf Underwritten Offering”); provided, however, that the Company shall have no obligation to facilitate or participate in more than (i) one Shelf Underwritten Offering during any 180-day period or (ii) (A) a total of three Shelf Underwritten Offerings initiated by Requesting Holders who are Initial Investor Holders, (B) a total of five Shelf Underwritten Offerings initiated by Requesting Holders who are Former USWS Owner Holders or Lender Holders or (C) a total of three Shelf Underwritten Offerings initiated by Requesting Holders who are Crestview Holders; provided further, that a Shelf Underwritten Offering that is commenced but terminated for any reason prior to the execution of an underwriting agreement with respect thereto will not be counted as a Shelf Underwritten Offering for purposes of the foregoing limitations on the number Shelf Underwritten Offerings.

(b)          If the Company receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Holder (other than the Requesting Holders) that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that are proposed to be included in such Shelf Underwritten Offering, and of such Holders’ rights under this Section 2.02(b). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company and the Requesting Holders that the giving of notice pursuant to this Section 2.02(b) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); and provided further, that the Company shall not so notify any such other Holder that has notified the Company (and not revoked such notice) requesting that such Holder not receive notice from the Company of any proposed Shelf Underwritten Offering. Each such Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.02(b) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Shelf Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Shelf Underwritten Offering.

(c)          If the Managing Underwriter of the Shelf Underwritten Offering shall advise the Company and the Requesting Holders in writing, with a copy to be provided upon request to any Shelf Piggybacking Holder, of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and any Shelf Piggybacking Holders, together with any Other Securities or Company Securities requested or proposed to be included in such Shelf Underwritten Offering, exceeds the Maximum Number of Securities for such Shelf Underwritten Offering, then Registrable Securities, Other Securities and Company Securities shall be included in the Shelf Underwritten Offering, up to the Maximum Number of Securities (as set forth in such written advice from the Managing Underwriter), in the following priority:

(i)            first, the Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and the Shelf Piggybacking Holders, pro rata among the Requesting Holders and the Shelf Piggybacking Holders based on the respective numbers of Registrable Securities that each requested be included); and

(ii)           second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), any Other Securities or Company Securities requested or proposed to be included in such Shelf Underwritten Offering allocated, as applicable, in accordance with the order of priority established in the agreement or agreements granting the registration rights with respect to any such Other Securities.

(d)          The Managing Underwriter and any other underwriters for any Shelf Underwritten Offering shall be selected by the Company; provided that the Managing Underwriter shall be reasonably acceptable to the Requesting Holders. The Requesting Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2.03.

Section 2.03 Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may (i) delay filing or effectiveness of the Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering or (ii) suspend the Holders’ use of any prospectus that is a part of the Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in the Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding the Company) (in which event such Holder shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to 60 days, if the Company determines (A) that such delay or suspension is in the best interest of the Company and its stockholders generally due to a pending financing or other transaction involving the Company, including a proposed sale of Class A Common Stock by the Company for its own account, (B) that such registration or offering would render the Company unable to comply with applicable securities laws or (C) that such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 120 days in any twelve-month period.

Section 2.04 Piggyback Registration Rights.

(a)           Subject to Section 2.04(c), if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to each Holder that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2.04(a). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company that the giving of notice pursuant to this Section 2.04(a) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). Each such Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.04(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.04(c), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.04(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Piggybacking Holders (which such Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the Company Securities or Other Securities, as applicable.

(b)           Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from any Holder (unless subsequently revoked), the Company shall not, and shall not be required to, deliver any notice to such Holder pursuant to this Section 2.04 and such Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(c)           If the Managing Underwriter of the Piggyback Underwritten Offering shall advise the Company of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, together with the number of Company Securities and Other Securities proposed or requested to be included in such Piggyback Underwritten Offering, exceeds the Maximum Number of Securities for such Piggyback Underwritten Offering, then Company Securities, Other Securities and Registrable Securities shall be included in the Piggyback Underwritten Offering, up to the Maximum Number of Securities (as set forth in such written advice from the Managing Underwriter), in the following priority:

(i)            If the Piggyback Underwritten Offering is initiated for the account of the Company:

(1)           first, all of the Company Securities proposed to be included therein;

(2)           second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities requested to be included by the Piggybacking Holders and any Other Securities requested to be included by Persons having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other Persons based on the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) each requested to be included; and

(3)           third, any Other Securities requested to be included by Persons having rights of registration that are subordinate to the rights of the Piggybacking Holders with respect to such offering.

(ii)           If the Piggyback Underwritten Offering is initiated for the account of any other Persons who have or have been granted registration rights:

(1)            first, all of the Other Securities requested to be included therein by such Persons;

(2)           second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities requested to be included by the Piggybacking Holders and any Other Securities requested to be included by Persons (other than those for the account of which the Piggyback Underwritten Offering is initiated) having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other Persons based on the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) each requested to be included; and

(3)           third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), any Company Securities proposed to be included and any Other Securities requested to be included by Persons (other than those for the account of which the Piggyback Underwritten Offering is initiated) having rights of registration that are subordinate to the rights of the Piggybacking Holders with respect to such offering, allocated, as applicable, in accordance with the order of priority established in the agreement or agreements granting the registration rights with respect to any such Other Securities.

(d)           The Company or the other Persons for the account of which the Piggyback Underwritten Offering is initiated, as applicable, shall select the underwriters in any Piggyback Underwritten Offering and shall determine the pricing of the shares of Class A Common Stock (or other securities of the same class as Registrable Securities) offered pursuant to any Piggyback Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any such Piggyback Underwritten Offering.

Section 2.05 Participation in Underwritten Offerings.

(a)           In connection with any Underwritten Offering contemplated by Section 2.02 or Section 2.04, the underwriting agreement into which each Selling Holder and the Company shall enter into shall contain such representations, covenants, indemnities (subject to Article III) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(b)          In connection with any Piggyback Underwritten Offering in which any Holder has the right to include Registrable Securities pursuant to Section 2.04, such Holder agrees (A) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements (subject to Section 2.05(a)), custody agreements, lock-ups, “hold back” agreements pursuant to which such Holder agrees not to sell or purchase any securities of the Company for the same period of time following the registered offering as is agreed to by the Company and the other participating holders, powers of attorney and questionnaires.

(c)           If the Company or Managing Underwriter, as applicable, requests that the Holders take any of the actions referred to in clause (B) of Section 2.05(b), the Holders shall take such action promptly but in any event within three Business Days following the date of such request.

Section 2.06 Registration Procedures.

(a)           In connection with its obligations under this Article II, the Company will:

(i)            promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(ii)           furnish to each Selling Holder such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iii)          if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv)          in connection with an Underwritten Offering, use all commercially reasonable efforts to provide to each Selling Holder a copy of any auditor “comfort” letters and customary legal opinions, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering;

(v)           promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)          otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and shall furnish to each such seller at least the Business Day prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus;

(vii)         provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii)        cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Class A Common Stock is then listed; and

(ix)           enter into such customary agreements and take such other actions as the Holder or Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(b)           Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.06(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(v) as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.06(b).

Section 2.07 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.08 Restrictions on Public Sale by Holders. Each Holder agrees not to effect any public sale or distribution of Registrable Securities for a period of up to 90 days following completion of an Underwritten Offering of equity securities by the Company; provided that (a) the Company gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (b) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Company or on the officers or directors or any other shareholder of the Company on whom a restriction is imposed; provided further, that this Section 2.08 shall not apply to any Holder that, (i) together with such Holder’s Affiliates, holds less than 5% of the Company’s outstanding Class A Common Stock or (ii) has delivered (and not revoked) an Opt-Out Notice to the Company.

Section 2.09 Expenses. The Company shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article II. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.10 Other Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any Underwritten Offering Filing on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with the Holders in a Shelf Underwritten Offering.

Article III.
INDEMNIFICATION AND CONTRIBUTION

Section 3.01 Indemnification by the Company. The Company will indemnify and hold harmless each Selling Holder, its officers and directors and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) (“Losses”) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

Section 3.02 Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless the Company, its officers and directors and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

Section 3.03 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.01 or Section 3.02, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 3.04 Contribution.

(a)           If the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and an Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.04(a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 3.04(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, no Holder shall be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds of the offering received by such Holder, less the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article IV.
RULE 144

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)           make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect), at all times from and after the date hereof;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Article V.
RESTRICTIONS ON TRANSFER; LEGENDS; TRANSFER OF RIGHTS

Section 5.01 Restrictions on Transfer.

(a)           Each of the Former USWS Owners and Piper Jaffrey agrees that, prior to the Lock-Up Expiration Date, it will not directly or indirectly Transfer all or any part of, as applicable to such Former USWS Owner or Piper Jaffrey, (i) its Blocker Merger Class A Shares, (ii) its Company Merger Units and Company Merger Class B Shares or the Exchange Class A Shares issued or issuable upon the exchange of its Company Merger Units and Company Merger Class B Shares, or (iii) the Piper Class A Shares, or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in the Company or USWS pursuant thereto (the foregoing restrictions are hereinafter referred to as the “Lock-Up Restrictions”).

(b)           Notwithstanding the foregoing, the Lock-Up Restrictions shall not apply to:

(i)            any Transfer to a Permitted Transferee;

(ii)           any exchange of Company Merger Units and Company Merger Class B Shares for Exchange Class A Shares pursuant to the terms of the LLC Agreement;

(iii)          any Transfer pursuant to any merger, consolidation or other business combination of the Company;

(iv)          any Transfer of Registrable Securities effected on or after the day that is 180 days after the date of this Agreement pursuant to an Underwritten Offering, provided, however, that the aggregate number of Registrable Securities transferred by each Holder that is a Former USWS Owner, Piper Jaffrey or their respective Permitted Transferees pursuant to this clause (iv) shall not exceed 50% of the number of Registrable Securities held by such Holder on the date of this Agreement;

(v)           any Transfer by Piper Jaffrey or its Permitted Transferees made with the prior approval of the board of directors of the Company (including at least one director who was initially designated by the Company to be a director of the Company upon the Closing), which approval may constitute approval of a specific Transfer or a more general full or partial waiver of the Lock-Up Restrictions; or

(vi)          any Transfer by a Former USWS Owner or its Permitted Transferees made with the prior approval of the board of directors of the Company (including at least one director who was initially designated by the Company to be a director of the Company upon the Closing) (subject to the terms of the Crestview Subscription Agreement), which approval may constitute approval of a specific Transfer or a more general full or partial waiver of the Lock-Up Restrictions.

Section 5.02 Share Legend. Until the Lock-Up Expiration Date, each certificate or book-entry notation representing Blocker Merger Class A Shares, Company Merger Units, Company Merger Class B Shares or Exchange Class A Shares shall bear a legend in substantially the following form (in addition to any legend related to restrictions on Transfer under applicable securities laws and, in the case of Company Merger Units and Company Merger Class B shares, as required by the LLC Agreement or the Company’s certificate of incorporation, as applicable):

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF [●], 2018 BY AND AMONG U.S. WELL SERVICES, INC. AND THE HOLDERS PARTY THERETO.

Section 5.03 Transfer of Rights. The rights to registration and other rights under this Agreement may be assigned to a Transferee of Registrable Securities if (a) such Transferee is a Permitted Transferee or (b) such Transferee is acquiring at least the Minimum Number of Registrable Securities and such Transferee has delivered to the Company a duly executed Adoption Agreement.

Article VI.
MISCELLANEOUS

Section 6.01 Termination. This Agreement shall terminate, and the parties shall have no further rights or obligations hereunder on (a) the fifth anniversary of the date hereof or (b) as to any Holder, on such earlier date on which both (i) such Holder, together with such Holder’s Affiliates, owns less than 2,000,000 Registrable Securities and (ii) all Registrable Securities owned by such Holder and such Holder’s Affiliates may be sold without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect).

Section 6.02 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery or email. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed, in the case of notices delivered by courier service or hand delivery, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) and in the case of email, when sent. Any notice or communication under this Agreement must be addressed:

(i)	if to the Company:

U.S. Well Services, Inc.

770 South Post Oak Lane, Suite 405

Houston, Texas 77056

Attn: Joel Broussard

Email: joelb@uswellservices.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
355 S Grand Ave, 33rd Floor
Los Angeles, CA 90071
Attn: Justin E. Rawlins
Email: jrawlins@winston.com

(ii)           if to any Holder, at such Holder’s address as set forth on the signature pages hereto or in its Adoption Agreement, as applicable.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective upon receipt of such notice as provided in this Section 6.01.

Section 6.03 Binding Effect; Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 5.03, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in Article III.

Section 6.04 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

Section 6.05 Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.

Section 6.06 Counterparts. This Agreement may be executed in multiple counterparts (including electronic .pdf counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 6.07 Governing Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

Section 6.08 Venue and Jurisdiction; Waiver of Jury Trial.

(a)           Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transactions shall be brought and determined by courts of the State of New York located in the Borough of Manhattan, City of New York and the federal courts of the United States of America located in the State of New York, Southern District, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.

(b)          EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM RELATED THERETO.

Section 6.09 Amendments and Modifications; Waiver. This Agreement may be amended or modified only by a written instrument duly executed by the Company and the Majority Holders; provided, however, that notwithstanding the foregoing, any such amendment or modification that adversely affects any Holder in a manner that is materially different from any other Holder shall require the consent of each Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:

MATLIN & PARTNERS ACQUISITION SPONSOR LLC

By:
Name: David J. Matlin
Title: Director

Address for Notice:
Matlin & Partners Acquisition Sponsor LLC c/o MatlinPatterson Global Advisers LLC 520 Madison Avenue 35th Floor New York, New York 10022 Attention: Robert H. Weiss Email: weiss@matlinpatterson.com

[Signature Page to Amended and Restated Registration Rights Agreement]

CANTOR FITZGERALD & CO.

By:
Name:
Title:

Address for Notice:
Cantor Fitzgerald & Co. 499 Park Avenue New York, New York 10022 Attention: Sage Kelly, Head of Investment Banking Email: sage.kelly@cantor.com Facsimilie: (212)-829-4708 with a copy to (which shall not constitute notice hereunder):
Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: Stephen Merkel, General Counsel
Email: Stephen.merkel@cantor.com
Facsimilie: (212)-829-4708

[Signature Page to Amended and Restated Registration Rights Agreement]

Crestview III USWS, L.P.

By:
Name: Ross A. Oliver
Title: General Counsel

Address for Notice:
Crestview Advisors, L.L.C. 667 Madison Avenue 10th Floor New York, New York 10065 Email: aklein@crestview.com; roliver@crestview.com with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Attention: E. Ramey Layne, James M. Garrett Email: rlayne@velaw.com; jgarrett@velaw.com
Crestview III USWS TE, LLC

By:
Name: Ross A. Oliver
Title: General Counsel

Address for Notice:
Crestview Advisors, L.L.C. 667 Madison Avenue 10th Floor New York, New York 10065 Email: aklein@crestview.com; roliver@crestview.com with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Attention: E. Ramey Layne, James M. Garrett Email: rlayne@velaw.com; jgarrett@velaw.com

[Signature Page to Amended and Restated Registration Rights Agreement]

[Other Initial Holders to be added]

[Signature Page to Amended and Restated Registration Rights Agreement]

eXHIBIT a

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Amended and Restated Registration Rights Agreement, dated as of [●], 2018, between U.S. Well Services, Inc. (formerly Matlin & Partners Acquisition Corporation) (the “Company”) and the Holders party thereto (as amended from time to time, the “Registration Rights Agreement”). Capitalized terms used and not otherwise defined in this Adoption Agreement have the meanings given to them in the Registration Rights Agreement.

By the execution of this Adoption Agreement, Transferee agrees as follows:

Acknowledgement. Transferee acknowledges that Transferee is acquiring the securities indicated under Transferee’s signature below (the “Acquired Securities”) subject to the terms and conditions set forth in the Registration Rights Agreement.

Agreement. Transferee (a) agrees that the Acquired Securities shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as Transferee were originally a party thereto.

Joinder. The spouse of Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Acquired Securities to the terms of the Registration Rights Agreement.

Signature:

Address for Notice:

Attention:
Email:

Acquired Securities:
Type (check applicable box):	Number:
☐ Initial Investor Class A Shares
☐ Initial Investor Private Placement Warrants
☐ Shares of Class A Common Stock issued on exercise of Initial Investor Private Placement Warrants
☐ Blocker Merger Class A Shares
☐ Company Merger Units and Company Merger Class B Shares
☐ Exchange Class A Shares
☐ Crestview Class A Shares
☐ Crestview Private Placement Warrants
☐ Shares of Class A Common Stock issued on exercise of Crestview Private Placement Warrants
☐ CEO Bonus Class A Shares
☐ Lender Class A Shares
☐ Piper Class A Shares